As filed with the Securities and Exchange Commission on March 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1642750 (IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
(Address of principal executive offices, including zip code)

CytRx Corporation 2000 Long-Term Incentive Plan
(Full title of the plan)

Steven A. Kriegsman

CytRx Corporation
11726 San Vicente Boulevard., Suite 650
Los Angeles, California 90049
(310) 826-5648
(Name, address and telephone, including area code, of agent for service of process)

Copy to:

Sanford J. Hillsberg, Esq.
Troy & Gould Professional Corporation
1801 Century Park East, Suite 1600, Los Angeles, California 90067
(310) 553-4441

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered (1)	offering price per share	aggregate offering price	registration fee

Common Stock, par value $.001 per share (2)	1,565,667 shares (3)	$1.63 (3)	$2,552,038 (3)	$301

Common Stock, par value $.001 per share (2)	5,434,333 shares (4)	$1.25 (4)	$6,792,917 (4)	$799

Total	7,000,000 shares	—	$9,394,955	$1,100

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable under the CytRx Corporation 2000 Long-Term Incentive Plan (the “Plan”) as a result of the anti-dilution adjustment provisions of the Plan.

(2)	Includes a Series A Junior Participating Preferred Stock Purchase Right associated with each share. Prior to the occurrence of certain events, such rights will not be evidenced or traded separately from the Registrant’s common stock. The value, if any, of the rights is reflected in the market price of the Registrant’s common stock. Accordingly, no separate registration fee is payable with respect to the rights.

(3)	Represents shares issuable upon the exercise of outstanding options under the Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(h) of the Securities Act on the basis of the weighted-average exercise price of such options of $1.63 per share.

(4)	Represents shares reserved for issuance pursuant to future awards under the Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the $1.25 average of the high and low trading prices of Registrant’s common stock reported on the NASDAQ SmallCap Market on March 10, 2005.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 5. Interest of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 5
Exhibit 23.2
Exhibit 23.3
Exhibit 23.4
Exhibit 23.5
Exhibit 23.6

Registration of Additional Securities

     CytRx Corporation (the “Company”) is filing this registration statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 7,000,000 additional shares of the Company’s Common Stock, par value $.001 per share, authorized for issuance pursuant to outstanding options or future awards granted under the CytRx Corporation 2000 Long-Term Incentive Plan. The contents of the Company’s original registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2001 in connection with such plan (File No. 333-68200) and its subsequent registration statement on Form S-8 filed with the Commission on July 16, 2002 to register additional securities in connection with such plan (File No. 333-93305) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated in this Registration Statement by reference:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

b.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, respectively;

c.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003;

d.	The Company’s registration statement on Form S-8 filed with the Commission on August 23, 2001 (File No. 333-68200) and its subsequent registration statement on Form S-8 filed with the Commission on July 16, 2002 (File No. 333-93305); and

e.	The description of the Common Stock contained in the Company’s registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 5. Interest of Named Experts and Counsel.

     The validity of the shares being registered hereby has been passed upon by Troy & Gould Professional Corporation. As of the date of its opinion, that firm owned 100,000 shares of common stock of the Company and warrants to purchase 6,250 shares of common stock.

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Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Corrected Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s registration statement on Form S-8 filed on June 24, 2002, File No. 333-91068).

4.2	Restated By-Laws, as amended (incorporated by reference from Exhibit 4.2 to the Company’s registration statement on Form S-8 filed on July 21, 1997, File No. 333-37171).

4.3	CytRx Corporation 2000 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.11 to the Company’s Form 10-K for the fiscal year ended December 31, 2000 filed on March 27, 2001), as amended by Amendments No. 1 and 2 dated February 8, 2002 and March 1, 2002 respectively (incorporated by reference from Exhibits 10.12 and 10.13 to the Company’s Form 10-K for the fiscal year ended December 31, 2001 filed on April 1, 2002), and Amendments No. 3 and 4 each dated September 4, 2003 (incorporated by reference from Appendix B and C to the Company’s Proxy Statement filed on September 17, 2003).

5	Opinion of Troy & Gould Professional Corporation*

23.1	Consent of Troy & Gould Professional Corporation (included in Exhibit 5)

23.2	Consent of BDO Seidman, LLP*

23.3	Consent of Ernst & Young LLP*

23.4	Consent of BDO Seidman, LLP*

23.5	Consent of Silverman Olson Thorvilson & Kaufmann, Ltd.*

23.6	Consent of Ernst & Young LLP*

*	Included herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on this 15th day of March, 2005.

CYTRX CORPORATION
By:	/s/ Steven A. Kriegsman
Steven A. Kriegsman
Chief Executive Officer and President

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Steven A. Kriegsman such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on such person’s behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven A. Kriegsman Steven A. Kriegsman	Chief Executive Officer, President and Director	March 15, 2005
/s/ Matthew Natalizio Matthew Natalizio	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2005
/s/ Louis J. Ignarro Louis J. Ignarro	Director	March 15, 2005
/s/ Joseph Rubinfeld, Ph.D. Joseph Rubinfeld, Ph.D.	Director	March 15, 2005
/s/ Max Link Max Link	Director	March 15, 2005
/s/ Richard L. Wennekamp Richard L. Wennekamp	Director	March 15, 2005
/s/ Marvin R. Selter Marvin R. Selter	Director	March 15, 2005

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Corrected Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s registration statement on Form S-8 filed on June 24, 2002, File Number 333-91068).

4.2	Restated By-Laws, as amended (incorporated by reference from Exhibit 4.2 to the Company’s registration statement on Form S-8 filed on July 21, 1997, File Number 333-37171).

4.3	CytRx Corporation 2000 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.11 to the Company’s Form 10-K for the fiscal year ended December 31, 2000 filed on March 27, 2001), as amended by Amendments No. 1 and 2 dated February 8, 2002 and March 1, 2002 respectively (incorporated by reference from Exhibits 10.12 and 10.13 to the Company’s Form 10-K for the fiscal year ended December 31, 2001 filed on April 1, 2002), and Amendments No. 3 and 4 each dated September 4, 2003 (incorporated by reference from Appendix B and C to the Company’s Proxy Statement filed on September 17, 2003).

5	Opinion of Troy & Gould Professional Corporation*

23.1	Consent of Troy & Gould Professional Corporation (included in Exhibit 5)

23.2	Consent of BDO Seidman, LLP*

23.3	Consent of Ernst & Young LLP*

23.4	Consent of BDO Seidman, LLP*

23.5	Consent of Silverman Olson Thorvilson & Kaufmann, Ltd.*

23.6	Consent of Ernst & Young LLP*

*	Included herewith.

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